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                                                                      Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2009, relating to the financial statements and financial statement schedules of Lincoln Benefit Life Company appearing in the Annual Report on Form 10-K of Lincoln Benefit Life Company for the year ended December 31, 2008, to its incorporation by reference in the Prospectus, which is included in this Registration Statement, and to the reference to us under the heading "Experts" in Exhibit 99 of Part II of this Registration Statement.


/s/ Deloitte & Touche, LLP
Chicago, Illinois
March 20, 2009